Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment, dated April 30, 2018 (this “Amendment”), to the Employment Agreement, dated May 1, 2015 (the “Agreement”), is entered into by and between QPAGOS Corporation (the “Corporation”) and Andrey Novikov (the “Executive”). Capitalized terms used herein without definition shall have the meanings assigned in the Agreement.

WHEREAS, the parties desire to extend the Employment Term set forth in the Agreement for an additional period of one (1) year.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1.       The Employment Term set forth in Section 1 shall hereupon be extended for a period of one (1) year.

2.       The last sentence of Section 2 of the Agreement is hereby deleted and replaced with the following:

“During the Employment Term, the Executive shall, if requested by the Board, also serve, without additional compensation, as a member of the Board and in such other executive-level positions or capacities at the Company, its parent company QPAGOS and/or their subsidiaries as may, from time to time, be reasonably requested by the Board.”

3.       All other terms of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

4.       This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

5.       This Amendment is made and shall be construed and performed under the laws of the remaining provisions will nevertheless continue to be valid and enforceable in the State of Delaware without regard to its choice or conflict of law principles.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

QPAGOS CORPORATION

By:	/s/ Gaston Pereira
Name:	Gaston Pereira
Title:	Chief Executive Officer

/s/ Andrey Novikov
Andrey Novikov